UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

For May 16, 2007

visionGATEWAY, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-30499	90-0015691
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12707 High Bluff Drive, Suite 200, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 794-1416

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change of Certifying Accountants.

On May 10, 2007, visionGATEWAY, Inc. and Mantyla McReynolds agreed to end their business relationship where Mantyla McReynolds had been providing services as visionGATEWAY’s accountants and auditors. The visionGATEWAY Board of Directors has agreed to and accepted this change.

The Board wishes to advise that there have not been any disagreements between the Company and its auditors in relation to the Company’s accounts or accounting practices.

Mantyla McReynolds, who are based in Utah, had been retained since visionGATEWAY became listed in March 2004. The companies have jointly agreed that with visionGATEWAY’s current development and growth programs, and its international locations as well as its main US location in California, it would be better for visionGATEWAY to commence this new business cycle with another firm.

From visionGATEWAY’s perspective it is preferable to retain a firm that is based in LA that it can work more directly with and who has international links for the company’s existing Australian and proposed UK subsidiaries.

visionGATEWAY is currently finalizing a new auditor relationship that will be announced shortly.

Item 99 - attachment - Letter from Mantyla McReynolds LLC of 16 May, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

visionGATEWAY, Inc.
sgd
Michael Emerson
Chief Executive Officer